EXHIBIT 99-B.8.51

                                     FORM OF

                      AMENDMENT TO PARTICIPATION AGREEMENT

                                      AMONG

                               ING PARTNERS, INC.

                     ING LIFE INSURANCE AND ANNUITY COMPANY

                                       AND

                           ING FINANCIAL ADVISERS, LLC

     This Amendment is dated as of ___ day of ___________, 200__ by and between ING Partners, Inc. (the "Fund"), ING Life Insurance and Annuity Company (referred to as the "Adviser" in its capacity as investment adviser to the Fund, and the "Company" in its capacity as the issuer of variable annuity and variable life insurance contracts), and ING Financial Advisers, LLC (the "Distributor") (collectively, the "Parties").

     WHEREAS, the Parties entered into a Participation Agreement on November 28, 2001 (the "Agreement") and subsequently amended the Agreement on March 5, 2002, May 1, 2003; and November 1, 2004

     WHEREAS, the Parties desire to further amend said Agreement in the manner hereinafter set forth;

     NOW THEREFORE, the parties hereby amend the Agreement in the following form:

     1. By replacing the existing Schedule B with the Schedule B attached hereto.

     2. All of the other provisions contained in the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

ING PARTNERS, INC.                       ING LIFE INSURANCE AND ANNUITY COMPANY

By: _______________________________      By:____________________________________

Name: ___________________________        Name  : _______________________________

Title: ______________________________    Title: ________________________________


ING FINANCIAL ADVISERS, LLC

By: _______________________________

Name: _____________________________

Title: _______________________________


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                                   SCHEDULE B

                               ING PARTNERS, INC.

                              DESIGNATED PORTFOLIOS

ING Aeltus Enhanced Index Portfolio - Initial, Adviser and Service Class

ING Alger Growth Portfolio - Initial, Adviser and Service Class

ING Alger Aggressive Growth Portfolio - Initial, Adviser and Service Class

ING Alger Capital Appreciation Portfolio - Initial, Adviser and Service Class

ING American Century Small Cap Value Portfolio - Initial, Adviser and Service Class

ING Baron Small Cap Growth Portfolio - Initial, Adviser and Service Class

ING Fidelity(R) VIP Contrafund(R) Portfolio** - Initial, Adviser and Service
Class

ING Fidelity(R) VIP Growth Portfolio - Initial, Adviser and Service Class

ING Fidelity(R) VIP Value Strategies Portfolio - Initial, Adviser and Service Class

ING Fidelity(R) VIP Equity-Income Portfolio - Initial, Adviser and Service Class

ING Fidelity(R) VIP Mid Cap Portfolio - Initial, Adviser and Service Class

ING Goldman Sachs(R) Capital Growth Portfolio* - Initial, Adviser and Service Class

ING Goldman Sachs(R) Core Equity Portfolio* - Initial, Adviser and Service Class

ING JPMorgan Fleming International Portfolio - Initial, Adviser and Service
Class

ING JPMorgan Mid Cap Value Portfolio - Initial, Adviser and Service Class

ING MFS Capital Opportunities Portfolio - Initial, Adviser and Service Class

ING MFS Global Growth Portfolio - Initial, Adviser and Service Class

ING OpCap Balanced Value Portfolio - Initial, Adviser and Service Class

ING Oppenheimer Strategic Income Portfolio - Initial, Adviser and Service Class

ING PIMCO Total Return Portfolio - Initial, Adviser and Service Class

ING Salomon Brothers Aggressive Growth Portfolio - Initial, Adviser and Service Class

ING Salomon Brothers Investors Value Portfolio - Initial, Adviser and Service Class

ING Salomon Brothers Fundamental Value Portfolio - Initial, Adviser and Service Class

ING T. Rowe Price Growth Equity Portfolio - Initial, Adviser and Service Class

ING UBS U.S. Allocation Portfolio - Initial, Adviser and Service Class

ING UBS U.S. Large Cap Equity Portfolio - Initial, Adviser and Service Class

ING Van Kampen Comstock Portfolio - Initial, Adviser and Service Class

ING Solution 2015 Portfolio - Initial, Adviser and Service Class

ING Solution 2025 Portfolio - Initial, Adviser and Service Class

ING Solution 2035 Portfolio - Initial, Adviser and Service Class

ING Solution 2045 Portfolio - Initial, Adviser and Service Class

ING Solution Income Portfolio - Initial, Adviser and Service Class

ING American Century Select Portfolio - Initial, Adviser and Service Class

ING Oppenheimer Global Portfolio - Initial, Adviser and Service Class

ING Oppenheimer Strategic Income Portfolio - Initial, Adviser and Service Class

ING Baron Small Cap Portfolio - Initial, Adviser and Service Class

ING Van Kampen Equity and Income Portfolio - Initial, Adviser and Service Class


*Goldman Sachs(R) is a registered service mark of Goldman, Sachs & Co., and it is used by agreement with Goldman, Sachs & Co. ** Fidelity(R) and Contrafund(R) are registered trademarks of FMR Corp.